Exihibit 10.22

SECURED LOAN AGREEMENT AND PROMISSORY NOTE

This Loan Agreement and Promissory Note (this “Agreement”), dated as of October 15, 2003 (the “Closing Date”), is entered into by Prostate Centers of America, LLC, a Georgia limited liability company (collectively, the “Borrower”), in favor of North American Scientific, Inc., a Delaware corporation (“Lender”), in order to permit Borrower to obtain certain loans (individually, a “Loan” and collectively, the “Loans”) from Lender from time to time on the terms and subject to the conditions set forth in this Agreement.  Accordingly, Borrower and Lender, intending to be legally bound, agree as follows:

1.                                       Principal and Interest.

(a)                                  For value received, Borrower hereby promises to pay to the order of Lender the principal sum of up to One Million Two Hundred Thousand Dollars ($1,200,000) (the “Maximum Loan Amount”) or such lesser amount as may be disbursed hereunder.  All Loans hereunder shall bear interest at the Note Rate until such Loan is repaid in full.  The “Note Rate” shall mean a per annum rate equal to six percent (6%).

(b)                                 On the terms and subject to the conditions set forth in this Agreement, Lender shall make a Loan to Borrower as follows: (i) $350,000 shall be disbursed to Borrower on October 15, 2003; (ii) $350,000 shall be disbursed on February 1, 2004; (iii) $250,000 shall be disbursed on May 1, 2004; and (iv) $250,000 shall be disbursed on August 1, 2004. Any disbursement of a Loan shall be made subject to Borrower achieving each of those certain milestones set forth on Schedule A attached hereto.  In the event Borrower does not meet any milestone or condition set forth on Schedule A, Lender shall not be obligated to make any further disbursements of the Loan.  If any date so scheduled or requested for disbursement falls on a day other than a day on which the Lender’s banking institution is open for banking business (a “Business Day”), then such disbursement shall be made on the next Business Day.

(c)                                  The Borrower covenants and agrees that the Loan proceeds shall be used solely to fund those operating expenses as set forth on Schedule B attached hereto.

(d)                                 Borrower shall repay the Loans as follows:

(i)                                     Commencing on April 1, 2004, Borrower shall make quarterly interest payments of all unpaid interest accrued on the Loans.  Borrower shall make all such quarterly interest payments on the first day of each calendar quarter up to the Maturity Date (as defined below) with all unpaid, accrued interest hereunder due on the Maturity Date.

(ii)                                  Commencing on December 1, 2004, Borrower shall make four (4) equal quarterly repayments of all unpaid principal outstanding on the Loans.  The last of such quarterly principal payments shall be made on the

Maturity Date, unless earlier accelerated hereunder or under any of the Loan Documents (as defined below).

(iii)                               The full unpaid principal balance of all Loans and all accrued and unpaid interest, fees and charges thereon, if not sooner declared to be due in accordance with the terms hereof, shall be due and payable, if not previously paid, on September 1, 2005 (the “Maturity Date”).

(e)                                  Borrower further agrees to pay on demand all reasonable costs and expenses incurred by Lender, including, without limitation, court costs and reasonable attorneys’ fees and disbursements, incurred by Lender in endeavoring to enforce this Agreement or any other Loan Document, including, without limitation, those incurred in defending any action or claim threatened or brought against Lender by Borrower or any other person or entity (each, an “Obligor”) now or hereafter obligated to Lender with respect to any Liabilities or obligation to Lender under any Loan Document, or any of their respective successors, legal representatives or assigns, or any creditor, stockholder, member or owner of Borrower or any other Obligor (all such principal, costs, fees, expenses and all other amounts now or hereafter owing under or in connection with this Agreement from time to time, including any interest thereon, are referred to herein, collectively, as the “Liabilities”).

2.                                       Conditions to Loans.  This Agreement evidences the Loans in an aggregate principal amount outstanding at any time not to exceed the Maximum Loan Amount which shall be made by Lender to Borrower, subject to the following terms and conditions: (i) delivery to Lender of the Loan Documents and such other documents and instruments as Lender shall require, in each case, duly executed by the respective Obligors and in form and substance satisfactory to Lender, (ii) delivery to Lender of a personal guaranty of the Liabilities by Randy Tibitts (the “Guaranty”), (iii) delivery to Lender of that certain Pledge and Security Agreement by and between Borrower and Lender (the “Pledge and Security Agreement”), which Borrower is executing as collateral security for the Liabilities, and (iv) the absence of any Event of Default (as defined below).  Borrower shall not be entitled to reborrow any Loan that is repaid.

3.                                       Default Rate; Payments.  Notwithstanding the foregoing, any Liabilities that are not paid to Lender when due shall accrue interest, from the date due until paid, at a rate per annum equal to twelve percent (12%) (the “Default Rate”).  All interest under this Agreement shall be calculated on the basis of a 365-day year and shall be paid in accordance with the actual number of days elapsed.  All payments hereunder shall be made to Lender in lawful currency of the United States of America in immediately available funds at 20200 Sunburst Street, Chatsworth, CA  91311, or at such other place(s), or in such other manner, as Lender shall notify Borrower from time to time.  Borrower may pay any amounts owing under this Agreement at any time prior to their due date without premium or penalty.  Any payments received by Lender in payment of the Liabilities shall be applied by Lender (i) first, to any Liabilities then due in such order as Lender shall determine, and (ii) second, to any Liabilities not then due in such order as Lender shall determine.

4.                                       Loan Documents.  This Agreement and each other agreement, document and instrument from time to time furnished to Lender in connection with this Agreement, in each case, as amended from time to time, are referred to herein collectively as the “Loan Documents,” and shall include, without limitation, the following: (i) the Guaranty; and (ii) the Pledge and Security Agreement.

5.                                       Representations, Warranties and Covenants.  In order to induce Lender to accept this Agreement and make Loans from time to time, Borrower hereby represents and warrants to, and covenants with, Lender as follows:

(a)                                  Organization.  Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, as applicable, and has the requisite power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party, and to enter into the borrowings and other transactions contemplated thereby. Borrower has delivered to Lender true, correct and complete copies, in each case, as amended, supplemented and otherwise modified and in effect on the date thereof, of (i) the Articles of Organization and the Operating Agreement of Borrower, and (ii) the written consent of the directors of Borrower duly authorizing the execution and delivery of the Loan Documents to which it is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby (including the borrowings evidenced hereby) (all of the foregoing being collectively referred to as Borrower’s “Organizational Documents”).

(b)                                 Authorization; Binding Obligations.  The execution and delivery of each Loan Document, the transactions contemplated thereby (including, in the case of this Agreement, the borrowings evidenced hereby), and the performance by Borrower of its obligations under such Loan Document, have been, or when entered into will be, duly authorized by all necessary corporate or other action, as the case may be, on the part of Borrower.  Each Loan Document has been, or when executed will be, duly executed and delivered by Borrower and constitutes, or when executed will constitute, the legal, valid and binding obligations of Borrower, enforceable against it in accordance with its terms.

(c)                                  Non-Contravention.  The execution and delivery by Borrower of the Loan Documents to which it is a party are not (or when executed will not be), and the consummation of the transactions contemplated thereby and the performance by Borrower of its obligations under such Loan Documents will not be, in contravention of the Organizational Documents, or any law, rule, regulation, judgment, order or decree of any governmental authority binding upon or applicable to Borrower or its properties, and do not and will not contravene any provision of, or constitute a default under, any other agreement, indenture, mortgage or other instrument to which Borrower is a party or by which it or its property is bound, or require any consent or approval of, or filing or registration with, any governmental authority or other person or entity.

(d)                                 Litigation.  There is no action, suit, investigation or proceeding pending or, to Borrower’s best knowledge, threatened, by or before any court, governmental agency or arbitrator, nor has any order, judgment or decree been issued, or, to Borrower’s best knowledge, threatened, by any court, governmental agency or arbitrator which could materially adversely affect the business, condition (financial or otherwise), operations or properties of Borrower or its ability to enter into or fulfill any of its obligations under the Loan Documents.

(e)                                  Financial Statements.  All financial statements relating to Borrower furnished to Lender, and all such financial statements hereafter furnished to Lender will be prepared in accordance with generally accepted accounting principles consistently applied on a consolidated and consolidating basis, respectively (“GAAP”) and fairly present the financial condition of Borrower as at the dates thereof and the results of operations for the periods covered thereby.

(f)                                    Taxes.  Borrower has filed and will file when due, all tax returns and reports required by law to be filed by it and has paid, and will pay when due, all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and which have been, or in the case of contests arising in the future will be when they arise, disclosed in writing to Lender.

(g)                                 Accuracy; Survival.  All factual information heretofore or contemporaneously furnished by or on behalf of any of the Obligors to Lender for purposes of or in connection with any of the Loan Documents is, and all such factual information hereafter furnished by or on behalf of any of the Obligors to Lender shall be, true and accurate in every material respect on or as of the date such information is furnished, and such information does not, or when furnished shall not, omit to state any material fact necessary to make such information not misleading.  The representations, warranties and covenants of Borrower under this Agreement shall survive execution and delivery of this Agreement, shall be in addition to and not in limitation of any other representations, warranties or covenants under any other Loan Documents, and shall be deemed to be continuously remade until all of the Liabilities and all other liabilities and obligations of Borrower to Lender, whether now or hereafter arising, have been fully and finally paid and satisfied.

6.                                       Additional Affirmative Covenants.  In order to induce Lender to accept this Agreement and make Loans from time to time, Borrower hereby further covenants with Lender as follows:

(a)                                  Use of Loans.  Borrower will use the proceeds of Loans solely for those certain operating expenses as set forth on Schedule B attached hereto.

(b)                                 Continuation of Business.  Borrower will maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations as they become due in the ordinary course of business under normal trade terms (except as may be otherwise prohibited by Lender under the Loan Documents), and pay on or before the date they are last payable without penalty, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith by appropriate proceedings if they are properly reflected on its books in accordance with GAAP and, at Lender’s request, adequate funds or security has been pledged to insure payment.

(c)                                  Officers.  Borrower shall cause its officers to devote their full time and attention to the operation of Borrower.

(d)                                 Books of Record and Account.  Borrower will maintain proper books, records and accounts in accordance with GAAP and consistent with the highest standards of its industry.

(e)                                  Reporting.  Within thirty (30) days after the close of each calendar month after the Closing Date, Borrower and PCA shall furnish to Lender monthly consolidated and consolidating financial statements, including, without limitation, balance sheets, income statements and other financial statements of Borrower and PCA, each certified by an appropriate officer of Borrower and PCA and whatever other information, books and records Lender may reasonably request.  Within sixty (60) days after the close of each calendar year, Borrower and PCA shall furnish to Lender year end financial statements.

(f)                                    Notice of Event of Default.  Borrower shall notify Lender at any time that Borrower is, or reasonably expects to be, in default of any of the provisions hereof or if any other Event of Default occurs.

7.                                       Additional Negative Covenants.  Without the prior written consent of Lender, so long as this Agreement remains outstanding:

(a)                                  Use of Loans.  Borrower shall not use, directly or indirectly, any proceeds of the Loan in violation of any law.

(b)                                 Payments.  Borrower will not declare or make any dividend, distribution or other payment to any equity holder of Borrower (other than reasonable employment compensation for services actually performed and distributions for taxes as permitted under Borrower’s Operating Agreement), without the prior written consent of Lender.

(c)                                  Affiliate Transactions.  Borrower will not enter into any transaction, arrangement or agreement with any of its Affiliates (as defined below) which is not on terms at least as favorable to Borrower as a prudent person in a substantially similar position to Borrower would be able to obtain in a substantially similar transaction, arrangement or agreement with a person which is not one of its Affiliates and is otherwise at arm’s length to Borrower, without the prior written consent of Lender.  For purposes hereof, “Affiliate” of Borrower means any other person or entity which, directly or indirectly, controls, is controlled by or is under common control with Borrower, including, without limitation, any director, officer or stockholder of Borrower. Borrower shall be deemed to be “controlled by” any other person or entity if such person or entity possesses, directly or indirectly, the power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, or (ii) to direct or cause the direction of the management and policies of Borrower whether by contract or otherwise.

(d)                                 Debt. Borrower shall not, without Lender’s prior written consent, incur, or permit to remain outstanding, any debt for borrowed money or installment obligations, except (i) Liabilities and debt to Lender, (ii) unsecured subordinated loans from equity holders of Borrower, (iii) unsecured trade debt incurred in the ordinary course of business under normal trade terms, and (iv) unsecured or subordinated debt incurred with respect to any leases entered into in the ordinary course of business under customary terms.

(e)                                  Merger; Consolidation. Borrower shall not consolidate with or merge into any corporation or other entity, or permit any corporation or other entity to merge into it.  Borrower shall not, except in the ordinary course of business, convey, lease, sell or otherwise dispose of all or a material portion of its assets or business.

(f)                                    Guarantees.  Borrower will not guarantee or otherwise become or remain secondarily liable on the undertaking of another, except in the case of Affiliates (as defined above) or on endorsement for deposit and collection in the ordinary course of business.

(g)                                 Compensation.  Borrower will not use any of the proceeds of the Loans to purchase or acquire any securities of, or make any loans or advances to, or investment in, any person or entity.

8.                                       Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default”:  (a) Borrower shall fail to pay any Liability when due (whether at maturity, upon demand or otherwise); (b) any representation or warranty of Borrower made under any Loan Document or in any certificate furnished to Lender is or shall be incorrect, violated or misleading in any material respect, when made or deemed made; (c) Borrower shall fail to comply with any of the covenants contained in this Agreement; (d) Borrower or any Obligor shall fail to duly perform when due any of its obligations under any Loan Document; (e) a default shall occur in (i) the payment when due, whether by acceleration or otherwise, of any indebtedness in excess of $100,000 (other than indebtedness described in clause (a) above) of Borrower or (ii) the performance or observance of any obligation, covenant or condition with respect to such indebtedness, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; (f) any judgment or order for the payment of money in excess of $100,000 shall be rendered against Borrower which is not discharged, stayed or indemnified against to the satisfaction of Lender within thirty (30) days; (g) the termination, dissolution or liquidation (by operation of law or otherwise) of Borrower or any Obligor; (h) Borrower or any Obligor shall become insolvent, a receiver, trustee or custodian shall be appointed for either or any part of its or his property, or any proceeding shall be commenced by or against either under any bankruptcy, reorganization, debt arrangement or insolvency law, and, in the case of any such proceeding commenced against either, such proceeding shall not be dismissed within forty-five (45) days thereafter; (i) a default by Borrower or any other Obligor (subject to applicable grace or cure periods) or an “Event of Default” shall occur under any other agreement or instrument between Borrower and Lender; (j) a material adverse change shall occur after the date hereof in the business, condition (financial or otherwise), operations, properties or prospects of Borrower; or (k) the termination of key contracts of Borrower or Borrower’s material default under such key contracts, which were relied on by Lender to induce the Loan, including, without limitation, the Radioactive Sources Supply Agreement dated August 28, 2003 between TC2B and North American Scientific, Inc. (attached hereto as Attachment A).

9.                                       Remedies.  Following an Event of Default, Lender at its option, shall have all rights and remedies available under applicable law and under any Loan Document.  In addition to the foregoing rights and remedies, following an Event of Default, Lender shall have the right to declare all or any Liabilities to be immediately due and payable, whereupon all such Liabilities shall become immediately due and payable, without further notice, demand, declaration or presentment of any kind (provided that, upon an Event of Default described in clause (h) of Section 9, all Liabilities automatically shall become due and payable, without declaration, notice, demand or presentment of any kind).

All rights and remedies of Lender after a Event of Default shall be cumulative and concurrent.  No waiver by Lender of any Event of Default shall constitute a waiver of any other Event of Default or the same Event of Default on a different occasion.  The rights of Lender following an Event of Default are without limitation to its right to demand payment of any and all Liabilities at any time.

10.                                 Notices.  Unless otherwise set forth in this Agreement, all notices and other communications in connection with this Agreement shall be sent in writing to Lender at its address set forth in Section 3 above, or to Borrower at 212 Jackson Square, Suite B, Dublin, GA 31021 (or to such other address as either party shall notify the other party in writing), and any such notice or other communication shall be deemed delivered one (1) day after being sent by nationally-recognized private courier or by facsimile, three (3) days after being sent by certified U.S. mail, postage prepaid, return receipt requested, or upon actual receipt when sent by any other means.

11.                                 JURISDICTION; WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY MATTER OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, BORROWER HEREBY (A) CONSENTS, AT LENDER’S ELECTION AND WITHOUT LIMITING LENDER’S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, TO THE JURISDICTION AND VENUE OF COURTS FO THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, (B) WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS, AND (C) CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, ADDRESSED TO BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED ABOVE.  BORROWER HEREBY WAIVES TRIAL BY JURY IN ALL PROCEEDINGS ARISING IN

CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

12.                                 Waiver of Notices.  Borrower irrevocably waives diligence in collection or protection, presentment, protest, notice of protest, demand, dishonor, default, non-payment, creation and existence of any Liabilities and any security or collateral for any Liabilities, and all other matters or things relating to the Liabilities, this Agreement or any other Loan Document, including any extension before, at or after the Maturity Date.  Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  No delay or omission of Lender to exercise any right, whether before or after an Event of  Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Event of Default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

13.                                 Governing Law; Binding Effect.  If any provision of this Agreement is prohibited by or invalid under applicable law, that provision shall be ineffective to the extent of the prohibition or invalidity, without invalidating the rest of that provision or the remaining provisions of this Agreement.  This Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within California, without regard to the conflict of laws principles of California.  This Agreement shall bind Borrower and Borrower’s successors, legal representatives and assigns, and shall inure to the benefit of Lender and its successors, legal representatives and assigns.  Borrower shall not assign or transfer any right or obligation under this Agreement without prior written consent of Lender.  No provision of this Agreement may be waived, amended, released or otherwise changed, except by a writing signed by the party against which enforcement is sought.

14.                                 Time.  Time is of the essence hereof.  Upon any Event of Default hereunder, Lender may exercise all rights and remedies provided herein or in any Loan Documents.

15.                                 Lost or Destroyed Agreement.  Upon receipt by Borrower of notice by the Lender of the loss, theft, destruction or mutilation of this Agreement, and in the case of any such loss, theft or destruction, delivery of an indemnity reasonably satisfactory to the Borrower or, in case of any such mutilation, upon surrender and cancellation of this Agreement, Borrower will issue a replacement Agreement of like tenor in lieu of this Agreement.

16.                                 UCC Instrument.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, and a facsimile signature hereon may be relied upon as an original for all purposes; provided that only the counterpart executed by Borrower and delivered to Lender shall be deemed to be an original to the extent this is an “instrument” within the meaning of such term under Article 9 of the Uniform Commercial Code of the State of California in effect from time to time (and Lender shall be entitled to mark any other counterpart as a copy or duplicate).

17.                                 Fraudulent Conveyance.  If any Notwithstanding anything contained in this Agreement to the contrary, Borrower agrees that if, but for the application of this Section, the Liabilities or any security interest granted hereunder would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar law in effect from time to time (each a “Fraudulent Conveyance”), then the Liabilities and each affected security interest will be enforceable to the maximum extent possible without causing the Liabilities or any security interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section.

IN WITNESS WHEREOF, Borrower has executed this Agreement as of the day and year written first above.

PROSTATE CENTERS OF AMERICA, LLC

		By:	/s/ J. Randall Tibitts

		Its:	President

Accepted as of the date first written above:

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/ L. Michael Cutrer

Its:	Chief Executive Officer

SCHEDULE A

Milestones

		Milestones Requirements Prior To Distribution
Timeframe	$ Distribution	# of ASCs (1)	Active ASCs (2)	Cumulative Cases (3)

Upon execution	$350,000	—	—	—
January 15, 2004	$350,000	6	2	30
April 15, 2004	$250,000	6	8	120
July 15, 2004	$250,000	6	14	350

Notes:

(1)                                  Number of ASCs, hospitals or other facilities that are actively involved in the set-up and implementation stages.

(2)                                  The total number of active ASCs, hospitals or other facilities that are actually performing brachytherapy cases.

(3)                                  The total cumulative number of prostate brachytherapy cases completed.

Notwithstanding anything herein to the contrary, Borrower shall not be deemed to have complied with any milestone in the event Borrower or TC2B incurs any negative variance in its financial performance as projected in its financial statements or business plan greater than twenty percent (20%).

SCHEDULE B

Use of Proceeds

1)  General Operating expenses – salaries, rent, travel, accounting, legal

2)  Down payment/purchase of equipment – trucks, ultrasound, steppers, lasers

3)  Employee benefits – health and dental

4)  Additional personnel – VP of Operations, VP of Sales and Marketing, 3 techs.

5)  Marketing – Newsletter and website